[AGWAY LOGO]                                          Contact: Stephen H. Hoefer
                                                       Agway Inc., P.O. Box 4933
                 NEWS SERVICE                           Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com
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FOR IMMEDIATE RELEASE


                 AGWAY OUTLINES NEXT STEPS IN CHAPTER 11 PROCESS

      COMPANY WILL EXPLORE POTENTIAL SALE AND OTHER STRATEGIC OPPORTUNITIES
                           FOR EACH OF ITS BUSINESSES

                        AGWAY REMAINS ON TARGET TO EMERGE
                           FROM CHAPTER 11 BY DECEMBER

SYRACUSE, NY, APRIL 21, 2003 - Agway Inc. announced today that the Company will immediately begin exploring the potential sale of each of its businesses while also exploring other strategic opportunities that could result in greater value for Agway's creditors.

"This process continues our efforts to maximize the value of our businesses and generate cash for our unsecured creditors, the majority of whom are investors in Agway securities," said Agway CEO Michael R. Hopsicker. "Agway is in a relatively good financial position as we enter this exploration phase. Today, Agway has a cash surplus and we do not anticipate any immediate need to borrow against our current credit facility. That surplus, which is a significant accomplishment for a company in Chapter 11, is a result of continued strong profitability in our Energy business, better financial performance in our Feed and CPG businesses, and significant cash proceeds received from previous business divestments."

Mr. Hopsicker said: "The prospects for maximizing value from our businesses are very encouraging. I am convinced that each of our businesses will continue as ongoing business enterprises providing quality products and services to our customers and continued job opportunities for the thousands of Agway employees that serve our customers in hundreds of communities. These are valuable businesses."

The Company will explore potential sale and other strategic opportunities for the following businesses:

AGWAY ENERGY PRODUCTS: In business since 1936, AGWAY ENERGY PRODUCTS LLC is an industry leader providing heating oil, propane and energy equipment sales, installation and service in the Northeast, serving nearly 500,000 homes, farms and businesses. Consistent with its "Total Energy Solutions" strategy, natural gas and electricity are sold in selected deregulated markets through subsidiaries Agway Energy Services, Inc. and Agway Energy Services-PA, Inc. Agway's Energy business has a strong history of earnings and is well-positioned for growth and continued profitability. The Energy business was not included in Agway's voluntary Chapter 11 filing last fall.

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

ANIMAL FEED AND NUTRITION: Agway is the number one supplier of animal feed products in the Northeast, and a long-time leader in technical expertise and product innovation. The Northeast region is a large dairy market that includes the number three and four states nationally in milk production - New York and Pennsylvania, respectively. Agway's animal feed business consists of AGWAY FEED AND NUTRITION, which primarily serves dairy producers in New York and Pennsylvania, Agway's TSPF Heifer farms and Agway dealers, and FEED COMMODITIES INTERNATIONAL, which serves dairy producers in New England.

FRESH PRODUCE: Agway's COUNTRY BEST PRODUCE business is a leading provider of potatoes, onions and other fresh produce to large chain store customers in the Eastern United States. Through an integrated network of fresh produce operations, Country Best is uniquely positioned to meet the needs of major grocers and foodservice customers.

AGRICULTURAL TECHNOLOGIES: This segment consists of new technologies that serve the animal feed and fresh produce marketplace. The businesses in this segment include CPG NUTRIENTS, which developed and manufactures Optigen(R) 1200, a concentrated source of controlled release nitrogen for dairy cows; and CPG TECHNOLOGIES, the developer of FreshSeal(TM) food preservation products.

The Company has established a timetable that contemplates reaching final decisions about the path it will take for each of its businesses by mid-summer. Those decisions will be incorporated into Agway's Chapter 11 plan of reorganization, which the Company expects to have completed later this summer for submission to the Bankruptcy Court and its creditors. The Company has targeted December 2003 for its emergence from Chapter 11.

The investment banking firm Goldsmith-Agio-Helms has been engaged jointly by Agway Inc. and the Official Committee of Unsecured Creditors to assist in finding appropriate potential buyers for each of Agway's businesses. Interested parties may contact Barry Freeman at Goldsmith-Agio-Helms at (312) 928-0760.

Agway,   Inc.  is  an  agricultural   cooperative   owned  by  69,000  Northeast
farmer-members. On October 1, 2002, Agway Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Agway Energy Products LLC, Agway Energy Services, Inc., and Agway Energy Services-PA, Inc. were not included in the Chapter 11 filings. The Cooperative is headquartered in DeWitt, NY. Visit Agway at www.agway.com.
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Forward Looking and Cautionary Statement
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Some of the  information in this press release may contain  projections or other forward-looking statements regarding future events or the future financial performance of the Company. Agway wishes to caution you that these statements are only predictions and that actual events or results may differ materially. Agway refers you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in Agway's projections or forward looking statements.

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